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                                                                Exhibit 21


                     SUBSIDIARIES AND AFFILIATE OF THE REGISTRANT

                                 State or
                                Country of          Names Under Which
       Name*                  Incorporation      Subsidiaries Do Business
--------------------------    -------------      ------------------------

PACCAR of Canada Ltd.            Canada          PACCAR of Canada Ltd.
                                                 Canadian Kenworth Co.
                                                 Peterbilt of Canada
                                                 PACCAR Parts of Canada

PACCAR Australia Pty. Ltd.     Australia         PACCAR Australia Pty. Ltd.
                                                 Kenworth Trucks

PACCAR U.K. Ltd.                Delaware         PACCAR U.K. Ltd.
                                                 Foden Trucks

VILPAC S.A.                      Mexico          VILPAC S.A.
                                                 Kenworth Mexicana S.A. de C.V.
                                                 KENPAR S.A. de C.V.
                                                 KENFABRICA, S.A. de C.V.
                                                 KENCOM, S.A. de C.V.

PACCAR Financial Corp.         Washington        PACCAR Financial Corp.

PACCAR Financial Services Ltd.    Canada         PACCAR Financial Services Ltd.

PACCAR Leasing Corporation      Delaware         PACCAR Leasing Corporation
                                                 PacLease

RAILEASE Inc                   Washington        RAILEASE Inc

Trico Industries, Inc.         California        Trico Industries, Inc.

PACCAR Sales North               Delaware        PACCAR Sales North America
America, Inc.

PACCAR Automotive, Inc.        Washington        Grand Auto
                                                 Al's Auto Supply

DAF Trucks N.V.               Netherlands        DAF Trucks N.V.

* The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary.